EXHIBIT 99.1
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com
News Release

HP Announces Changes to Its Board of Directors
Meg Whitman appointed chairman of the board; Pat Russo appointed lead independent director; Klaus Kleinfeld, chief executive officer and chairman of Alcoa, joins board

Editorial contacts Kate Holderness, HP +1 650 236 1024 corpmediarelations@hp.com www.hp.com/go/newsroom
PALO ALTO, Calif., July 17, 2014 — HP today announced that Meg Whitman, HP president and chief executive officer, has been appointed chairman of the board of directors, and current director Pat Russo has been appointed lead independent director.  Additionally, Klaus Kleinfeld, chief executive and chairman of Alcoa, has been appointed to the board, bringing the total number of board members to 12.

Whitman has been president and chief executive officer of HP since September 2011 and a member of the board since January 2011.  Russo has been a director since 2011.  She leads the HR and Compensation Committee and is a member of the Nominating, Governance and Social Responsibility Committee.

“I’m extremely pleased that the board has elected Meg its chairman and Pat lead independent director,” said Ralph Whitworth, departing chairman of HP’s board.  “Meg and Pat are unwavering in their commitment to the corporate governance, capital allocation and management incentive principles that drove our decisions these past three years.  They will stick to and strengthen the critical practices and disciplines we’ve put in place.  HP is in great hands.”

“Meg has been an outstanding leader since coming to HP, and we believe that as chairman she can most effectively drive the turnaround and continue to build value for our shareholders,” said Gary Reiner, chairman of the Nominating, Governance and Social Responsibility Committee.

Reiner added, “Throughout Pat’s three years on the board, her deep operational and technology experience and her commitment to governance best practice have proved invaluable.  She was the obvious choice to step in as lead independent director.”

Klaus Kleinfeld Appointed to the Board
Klaus Kleinfeld, 56, serves as chairman and chief executive officer of Alcoa, a global leader in lightweight metals technology, engineering and manufacturing. Under Kleinfeld’s leadership, Alcoa has been pivoting from a commodities-focused company to a diversified lightweight metals enterprise for the automotive, aerospace, defense and commercial transportation industries.

Prior to Alcoa, Kleinfeld spent two decades at Siemens, rising to become the chief executive officer of the global electronics and industrial conglomerate.  During his tenure, Kleinfeld presided over a dramatic transformation of the company, reshaping its portfolio around three high-growth areas, resulting in an increase of revenues and a near doubling of market capitalization.

“As CEO of two global companies during major turnarounds, Klaus has a deep understanding of the challenges and opportunities facing HP today,” said Whitman. “Klaus’s leadership, strategic vision and expertise in successfully leading these companies through times of change will be a positive addition to our already outstanding board. I look forward to working with him.”

Kleinfeld will serve as a member of the Nominating, Governance and Social Responsibility Committee.

In an additional appointment, Robert Bennett has been appointed chairman of the Finance and Investment Committee.

About Meg Whitman
Meg Whitman has served as president and chief executive officer of HP since September 2011 and as a member of the Board since January 2011.  From 1998 to 2008, Whitman served as president and chief executive officer of eBay Inc.  Prior to joining eBay, Whitman held executive-level positions at Hasbro Inc., a toy company, FTD, Inc., The Stride Rite Corporation, The Walt Disney Company, and Bain & Company.

Whitman also serves as a director of The Procter & Gamble Company.

About Pat Russo
Pat Russo served as chief executive officer of Alcatel-Lucent, a communications company, from 2006 to September 2008. Previously, she served as chairman of Lucent Technologies Inc., a communications company, from 2003 to 2006 and chief executive officer and president of Lucent from 2002 to 2006.

Russo also is a director of Alcoa, Inc., General Motors Company and Merck & Co., Inc. In addition to her other public company directorships, she is a director of KKR Management LLC, the managing partner of KKR & Co., L.P.  She served as a director of Schering-Plough Corporation from 1995 until its merger with Merck in 2009.

About Klaus Kleinfeld
Klaus Kleinfeld is chairman and chief executive officer of Alcoa, a global leader in lightweight metals technology, engineering and manufacturing solutions for the automotive, aerospace, defense and commercial transportation industries, as well as the building and construction, packaging, and oil and gas markets. Kleinfeld joined the company in 2007 as president and chief operating officer and seven months later assumed chief executive officer responsibilities. He has served on Alcoa’s Board of Directors since 2003.

Previously, Kleinfeld spent 20 years with Siemens, the global electronics and industrial conglomerate, where he served as chief executive officer of Siemens AG starting in 2005.  Prior to that, Kleinfeld was president and chief executive officer of the U.S. subsidiary, Siemens Corporation, which represents the company’s largest region.

In addition to serving on Alcoa's board, Kleinfeld is a member of the Board of Directors of Morgan Stanley and as a member of the supervisory board of Bayer AG.

About Robert Bennett
Robert Bennett is the former president and chief executive officer of Liberty Media Corporation. He served in those positions from April 1997 until August 2005. He was one of the founding executives of Liberty and served as its Principal Financial Officer from its inception in 1991 until 1997. He currently is Managing Director of Hilltop Investments, LLC, a family investment company. Bennett also served as president of Discovery Holding Company from March 2005 until September 2008 when it merged with Discovery Communications, Inc., creating a new public company. Prior to his tenure at Liberty, Bennett worked with Tele-Communications, Inc. in a variety of financial positions and with The Bank of New York. He currently serves on the boards of Liberty, Discovery Communications, Inc. and Sprint Corporation.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. With the broadest technology portfolio spanning printing, personal systems, software, services and IT infrastructure, HP delivers solutions for customers’ most complex challenges in every region of the world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

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